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                                   EXHIBIT 1

ALLEN & COMPANY INCORPORATED
711 Fifth Avenue
New York, New York 10022                              Date:  January 8, 1996

Gentlemen:

Reference is made to the Registration Statement on Form S-3, File No. 33-64449 (the "Registration Statement") filed by United Asset Management Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), covering the sale of certain shares by you as selling
stockholder.   In connection with the filing of the Registration Statement pursuant to the Securities Act of 1933, as amended (the "Act"), we hereby agree with you as follows:

     1. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Registration Statement has been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations of the Commission under the Act (the "Rules and Regulations"). When the Registration Statement becomes effective and at all times subsequent thereto up to such time as all securities registered thereunder are sold in accordance with the Registration Statement
(i) the Registration Statement and the prospectus contained therein (the "Prospectus") and any amendments or supplements thereto will contain as of their respective dates all material statements and information which are required to be included therein in accordance with the Act and Rules and Regulations and will, in all material respects, conform to the requirements of the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include as of their respective dates any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the preparation thereof.

     2. EXPENSES. We agree that we will reimburse you for your out-of-pocket expenses, including reasonable attorneys fees and expenses, incurred in connection with your acting as the Selling Stockholder, as contemplated by the Registration Statement.





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ALLEN & COMPANY INCORPORATED
January 8, 1996
Page 2


     3. INDEMNIFICATION. We agree that we will indemnify and hold harmless you and your affiliates, any director, officer, agent or employee of you or any of your affiliates and each other person, if any, controlling (within the meaning of the Act) you or any of your affiliates (hereinafter collectively referred to as "you" and "your"), to the full extent lawful, from and against, and that you shall have no liability to us or our affiliates or security holders for, any losses, expenses, claims or proceedings including shareholder actions (hereinafter collectively referred to as "losses"), related to or arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus forming a part thereof, or any amendment or supplement thereto, or related to or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that we will not be liable in any such case to the extent that any such loss, claim, damage or liability is related to or arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such prospectus or such amendment or such supplement in reliance upon and in conformity with written information furnished to us by you specifically for use therein.

In the event that the foregoing indemnity is unavailable to you for any reason other than your bad faith or gross negligence, we agree to contribute to any loss related to or arising out of such Registration Statement or any transaction or conduct in connection therewith. Each of us shall contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by you and by us and the relative fault of each of us in connection with the statements, omissions or other conduct which resulted in such losses, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by us or other conduct by us (or our employees or other agents) on the one hand or by you (or your employees or other agents) on the other hand. You and we agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

We agree that we will not, without the prior written consent of Allen & Company Incorporated (which will not be unreasonably withheld) settle any pending or threatened claim or proceeding related to or arising out of such Registration Statement or transactions or conduct in connection therewith (whether or not you




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ALLEN & COMPANY INCORPORATED
January 8, 1996
Page 3


are a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing you from and holding you harmless against all liability in respect of claims by any releasing party related to or arising out of such Registration Statement or any transaction or conduct in connection therewith. We will also promptly reimburse you for all expenses (including counsel fees) as they are incurred by you in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not you are a party to such claim or proceeding) or in enforcing this agreement.

We may, at our sole expense and through counsel of our choice acceptable to you, litigate, defend or otherwise attempt to resolve the demand or proceeding underlying any indemnification matter, except that you shall have the right to participate therein, at your sole expense and through counsel of your choice. If we fail to assume and defend diligently in the proceeding or if you shall have defenses which are not available to us or shall be in conflict with us, then you shall have the right to assume such defense at our expense. In any event, we and you shall fully cooperate with each other and our respective counsel in the litigation, defense or other attempt to resolve such demand or proceeding, and shall make available to each other any books, records or other documents necessary or appropriate for such purpose, subject to the right of each party to protect reasonably, from disclosure, confidential business information.

The foregoing agreement shall be in addition to any rights that you may have at common law or otherwise. Solely for purposes of enforcing this agreement, we hereby consent to personal jurisdiction, service and venue in any court in which any claim or proceeding which is subject to this agreement is brought against you. Any right to trial by jury with respect to any claim or proceeding related to or arising out of such Registration Statement, or any transaction or conduct in connection therewith or this agreement is waived. This agreement shall remain in full





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ALLEN & COMPANY INCORPORATED
January 8, 1996
Page 4


force and effect following the completion or termination of any transaction contemplated by the Registration Statement.

                         Very truly yours,

                         UNITED ASSET MANAGEMENT CORPORATION


                         By: /s/ William H. Park
                            --------------------------------
                            Name:  William H. Park
                            Title: Executive Vice President and
                                   Chief Financial Officer



Agreed:

ALLEN & COMPANY INCORPORATED


By: /s/ James W. Quinn
    ------------------------------
   Name:  James W. Quinn
   Title: Chief Financial Officer